EXHIBIT 23.1
                         ESPEY MFG. & ELECTRONICS CORP.
                         Consent of Rotenberg & Co., LLP



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




Espey Mfg. & Electronics Corp.
233 Ballston Avenue
Saratoga Springs, New York  12866


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Option Plan of Espey Mfg. & Electronics Corp. of our report dated September 5, 2007, with respect to the financial statements and schedules of Espey Mfg. & Electronics Corp. included in its Annual Report (Form 10-KSB) for the year ended June 30, 2007, filed with the Securities and Exchange Commission.


/s/ ROTENBERG AND COMPANY, LLP


Rochester, New York
September 5, 2007



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